Exhibit 107

Calculation of Filing Fee Tables

Form S-3

CARA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)	(2)	(3)	(3)		0
	Equity	Preferred Stock, par value $0.001 per share	Rule 457(o)	(2)	(3)	(3)		0
	Debt	Debt Securities	Rule 457(o)	(2)	(3)	(3)		0
	Other	Warrants(1)	Rule 457(o)	(2)	(3)	(3)		0
	Total	n/a	Rule 457(o)	n/a	Unallocated (Universal) Shelf	$145,475,000	0.0000927	$13,485.53
Carry Forward Securities
Carry Forward Securities	Equity–	Common Stock, par value $0.001 per share–	Rule 415(a)(6)–	–		–			–	–	–	–
	Equity	Stock, par value $0.001 per share	Rule 415(a)(6)
	Debt	Debt Securities	Rule 415(a)(6)
	Other	Warrants	Rule 415(a)(6)
	Total	n/a	Rule 415(a)(6)	n/a(4)	n/a	$154,525,000(4)	0.0001212		S-3	333-230333	April 4, 2019	$18,728 (4)
	Total Offering Amounts							(4)
	Total Fees Previously Paid							(4)
	Total Fee Offsets							$0
	Net Fee Due							$13,485.53

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price.

(2)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Pursuant to Rule 415(a)(6) of the Securities Act, the securities being registered hereunder include $154,525,000 of unsold securities previously registered by the registrant’s Registration Statement on Form S-3 (File No. 333-230333) (the “Prior Registration Statement”), which was declared effective on April 4, 2019. The filing fee paid in connection with such unsold securities was $18,728 and will continue to apply to such unsold securities registered hereby. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such unsold securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of unsold securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.